UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 25, 2005
                                                         -----------------


                            HARLEYSVILLE GROUP INC.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        0-14697            51-0241172
    ---------------------------           --------           ----------
    State or other jurisdiction       (Commission           (IRS Employer
       of incorporation)               File Number)       Identification No.)


           355 Maple Avenue, Harleysville, Pennsylvania,      19438
             --------------------------------------------   ---------
              (Address of principal executive offices)      (Zip Code)


                                 (215) 256-5000
              ---------------------------------------------------
               Registrant's telephone number, including area code


                                 Not Applicable
     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act 17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 25, 2005, Harleysville Group, Inc. ("Registrant") and its parent, Harleysville Mutual Insurance Company, entered into a Settlement, Non-Solicitation and Release Agreement with M. Lee Patkus, the former
President and Chief Operating Officer of the Registrant, pursuant to which the Registrant will pay $336,000 to Mr. Patkus and $40,000 in legal expenses ("Agreement"). These amounts are reflected as accrued liabilities on the Registrant's June 30, 2005 balance sheet. Under the terms of the Agreement, Mr. Patkus agrees that for a period of one year from the date of the Agreement, he will not directly or indirectly, solicit, try to hire, refer for hire or assist in hiring any employees of the Registrant. Additionally, the Registrant and Mr. Patkus release any and all claims against each other arising out of Mr. Patkus' employment and the cessation of his employment by the Registrant.
    As previously reported, Mr. Patkus resigned from his positions with the Registrant effective January 21, 2005.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HARLEYSVILLE GROUP INC.
                                           Registrant




August 26, 2005                           /s/Robert A. Kauffman
                                          ----------------------------
                                          Robert A. Kauffman
                                          Senior Vice President, Secretary
                                          & General Counsel